SCHEDULE 14A INFORMATION
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AETRIUM INCORPORATED
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JEFFREY EBERWEIN
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Institutional Shareholder Services Joins CAS in Recommending Substantial Change to Aetrium’s Board

NEW YORK, November 20, 2012 (GLOBE NEWSWIRE) – Jeffrey E. Eberwein, Chairman and spokesman for Concerned Aetrium Shareholders, applauds ISS, the leading shareholder proxy advisory firm, for recommending that Aetrium shareholders vote the GREEN proxy card.

Concerned Aetrium Shareholders (“CAS”, “we”, or “us”) is a group of shareholders of Aetrium Incorporated (“Aetrium”, “ATRM”, or the “Company”) (NASDAQ: ATRM) dedicated to enhancing shareholder value at ATRM.  CAS owns more than 17% of ATRM and the Incumbent Aetrium board members (the “Incumbent Directors”) only own 3% of ATRM, despite three board members serving as officers and/or directors of the Company since 1986 and receiving numerous stock option grants over the last 26 years.

At the Special Meeting of shareholders to be held on November 26, 2012, shareholders will be allowed to vote to amend the bylaws, remove the Incumbent Directors, and elect CAS’ six nominees to the ATRM Board.

With regard to the change in ATRM’s bylaws, ISS recommends voting FOR this proposal on the GREEN proxy card and it noted:

“A shareholder’s ability to remove directors prior to his or her term expiration is an important shareholder right, and can be an integral check against insulation of directors from removal by shareholders even if the director has been performing poorly, not attending meetings, or not acting in the best interest of shareholders…in this case there is evidence that the current governance structure has not allowed shareholders to adequately express their views and concerns to the board.  At the company's annual meeting in May 2012, which was uncontested, two directors were elected with only 42% support; 58% of votes cast for each of these directors were withheld.  Despite this low level of shareholder support, the two directors continue to serve on the board, and management does not seem to have adequately addressed the shareholder concerns that led to the withhold votes.  Given the evidence of a lack of responsiveness to the shareholder base by the incumbent board, as well as the dissident's compelling case for some change at the board level made in Items 2 and 3, therefore, shareholder support for this proposal is warranted at this time.”*

We find it interesting that ATRM’s Incumbent Directors issued a press release using the ISS report because the report was much more indicting than affirming toward the Incumbent Directors.  ISS noted in its report:

“The board has not directly addressed the dissident's critique of the company's operating performance other than to note that the decline has been industry wide, due to the semiconductor industry's exposure to the cyclic industry.  Although this cyclicality does appear to be the case, there is evidence of operational underperformance relative to its industry peers as well over the last several years…over the last two years ATRM has substantially underperformed compared to their peers by approximately 30 percentage points.“

“The dissidents have made a compelling case that some change is necessary at the board level.  In terms of the incumbent board targets, we recommend that shareholders vote to remove directors Boehm and Glarner in order to nominate the two dissident nominees.  Each of these two directors has served on the board for over 22 years, and presided over the significant downturn experienced over the last five years.”

“In terms of other governance concerns, however, the board has shown a lack of responsiveness to shareholder concerns.  At the company's annual meeting in May 2012, two directors received 58% withheld votes, but were still elected and remain on the board.“

“Though some of the substantial TSR (total shareholder return) and operating declines over the past several years may be attributable to the industry downturn, ATRM appears to have underperformed other firms within the industry, suggesting that further operational or strategic improvement may be necessary to adapt the company to the changing environment going forward.  When coupled with the board's lack of responsiveness to shareholder dissatisfaction, the dissident has made a compelling case that some change at the board level is necessary at this time.”

ATRM noted the Glass Lewis report in a prior press release.  CAS believes that ATRM shareholders should know that Glass Lewis historically favors incumbent management and directors due to their policy of not meeting with shareholder groups such as CAS in advance of issuing their reports.

In conclusion, we believe our six nominees have the experience, qualifications, share ownership, and commitment necessary to turn around ATRM and maximize value for ALL shareholders.  We invite ATRM’s shareholders to read more about our team on pages 10-12 of our proxy filing.  We strongly encourage ATRM shareholders to vote for our team using the GREEN proxy card.

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2012.  IN CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR,

INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

* Permission to use quotation was neither sought nor obtained